Cooper Standard Announces Offering of Senior PIK Toggle Notes

NOVI, Mich., March 19, 2013 – Cooper-Standard Holdings Inc. (OTCBB: COSH), the parent company of Cooper Standard Automotive, a leading global supplier of systems and components for the automotive industry, announced today the commencement of a private offering of $175.0 million aggregate principal amount of senior PIK toggle notes due 2018. The company intends to use the net proceeds from the notes offering to finance its cash tender offer to purchase up to 4,651,162 shares of its common stock and to pay fees and expenses related to the notes offering and the tender offer. Any excess proceeds will be used for general corporate purposes.

The proceeds of the offering will be deposited into a segregated escrow account and the funds will be released to the company following the satisfaction or waiver by the company of the condition that $150.0 million in value of shares be tendered in the tender offer (the “escrow condition”). If the escrow condition is not satisfied or waived within 90 days of the issue date of the notes, the notes will be redeemed at 100% of the issue price, plus accrued and unpaid interest. If the escrow condition is satisfied or waived, the company may, at its option, redeem up to $25.0 million of the notes at 100% of the issue price, plus accrued and unpaid interest.

The offering of the notes will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”), in the United States only to investors who are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes to be offered have not been, and will not be, registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This press release also does not constitute a solicitation of shares in connection with the tender offer.

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include vehicle sealing and exterior systems, fluid and anti-vibration systems. Cooper Standard employs more than 22,000 people globally and operates in 19 countries around the world. For more information, please visit cooperstandard.com.

Forward Looking Statements

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the company’s plans, strategies, prospects, financing and tender offer. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions are intended to identify forward-looking statements. The company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, which include, but are not limited to: cyclicality of the automotive industry with the possibility of further material contractions in automotive sales and production affecting the viability and financial condition of our customers; global economic uncertainty, particularly in Europe; loss of large customers or significant platforms; supply shortages; escalating pricing pressures and decline of volume requirements from our customers; our ability to meet significant increases in demand; availability and increasing volatility in cost of raw materials or manufactured components; our ability to continue to compete successfully in the highly competitive automotive parts industry; risks associated with our non-U.S. operations; foreign currency exchange rate fluctuations; our ability to control the operations of joint ventures for our benefit; the effectiveness of our lean manufacturing and other cost savings plans; product liability and warranty and recall claims that may be brought against us; work stoppages or other labor conditions; natural disasters; our ability attract and retain key personnel; our ability to meet our customers’ needs for new and improved products in a timely manner or cost-effective basis; the possibility that our acquisition strategy may not be successful; our legal rights to our intellectual property portfolio; environmental and other regulations; legal proceedings or commercial and contractual disputes that we may be involved in; the possible volatility of our annual effective tax rate; our ability to generate sufficient cash to service our indebtedness, obtain future financing, and meet dividend obligations on our 7% preferred stock; our underfunded pension plans; significant changes in discount rates and the actual return on pension assets; the possibility of future impairment charges to our goodwill and long-lived assets; the ability of certain stockholders to nominate certain members of the board of directors; operating and financial restrictions imposed on us by our bond indenture and credit agreement, whether the escrow condition is satisfied or waived; and other risks and uncertainties, including those detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the company does not undertake any obligation to update or revise these forward -looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at cooperstandard.com).

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Contact for Analysts: Glenn Dong Cooper Standard (248) 596-6031 investorrelations@cooperstandard.com	Contact for Media: Sharon Wenzl Cooper Standard (248) 596-6211 sswenzl@cooperstandard.com

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